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                                                                     EXHIBIT 1.2
                               AMENDMENT NO. 1 TO
                             THE PURCHASE AGREEMENT

                  This Amendment No. 1 (this "Amendment") to the Purchase Agreement dated as of March 5, 2004 (the "Purchase Agreement") by and among Trinity Industries, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined in the Purchase Agreement and together with the Company, the "Issuers") and each of J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Dresdner Kleinwort Wasserstein Securities LLC, The Royal Bank of Scotland plc, BNP Paribas Securities Corp., Scotia Capital (USA) Inc., Wachovia Securities LLC and Tokyo-Mitsubishi International plc (collectively, the "Initial Purchasers") is entered into and made effective as of March 9, 2004. Defined terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.

                  WHEREAS, the Issuers and the Initial Purchasers have entered into the Purchase Agreement in connection with the offering of $300,000,000 aggregate principal amount of the Issuers' 6 1/2% Senior Notes due 2014; and

                  WHEREAS, the Issuers and the Initial Purchasers desire to amend the Purchase Agreement as provided herein; and

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. AMENDMENT TO SECTION 2.

                  Section 2(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 98.3375%, in the case of J.P. Morgan Securities Inc., or 98.25%, in the case of each other Initial Purchaser, of the principal amount thereof plus accrued interest, if any, from March 10, 2004 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

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                  2. REPRESENTATION AND WARRANTY.

                  The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that they will not use amounts received by the Company as a result of the increase of the purchase price paid by J.P. Morgan Securities Inc. for the Securities pursuant to this Amendment for any unlawful purpose.

                  3. CONTINUING EFFECT OF AGREEMENT. This Amendment shall not constitute an amendment or modification of any other provision of the Purchase Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Purchase Agreement are and shall remain in full force and effect.

                  4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof to the extent the application of the laws of another jurisdiction would be required thereby.

                  5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile shall be deemed to be their original for any purpose whatsoever.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the day and year first above written.

                           TRINITY INDUSTRIES, INC.

                            By: /s/ S. Theis Rice
                                ---------------------------------------------
                                Name: S. Theis Rice
                                Title: Vice President, Legal Affairs

                           Guarantors:

                           TRANSIT MIX CONCRETE & MATERIALS COMPANY
                           TRINITY INDUSTRIES LEASING COMPANY
                           TRINITY MARINE PRODUCTS, INC.
                           TRINITY RAIL GROUP, LLC
                           THRALL TRINITY FREIGHT CAR, INC.
                           TRINITY TANK CAR, INC.
                           TRINITY RAIL COMPONENTS & REPAIR, INC.

                           By: /s/ Michael G. Fortado
                               ----------------------------------------------
                               Name: Michael G. Fortado
                               Title: Vice President and Secretary

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J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 to the Purchase Agreement

By /s/ Scott Leahy
   ---------------------------
     Authorized Signatory